[PRELIMINARY COPY]

                                      PROXY
                       SIMON TRANSPORTATION SERVICES INC.
                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                [_______________], 2001 Solicited on Behalf of the
                        Board of Directors of the Company

The undersigned holder(s) of Class A Common Stock and Series I
Preferred Shares of Simon Transportation Services Inc., a Nevada corporation (the "Company"), hereby appoint(s) Jerry Moyes, Earl H. Scudder, and Jon F. Isaacson, and each or any of them, attorneys and proxies of the undersigned, with power of substitution, to vote all of the Class A Common Stock and Series I Preferred Shares which the undersigned is (are) entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Company's headquarters, 5175 West 2100 South, West Valley City, Utah, on [__]day, [____], 2001, at 10:00 a.m., Mountain Standard Time, and at any adjournment thereof, as follows:

1. Approval of the issuance to the Moyes Children's Limited Partnership of a warrant to purchase 162,401 of the Company's Series I Preferred Shares.
      ____FOR                  ____AGAINST                 ____ABSTAIN
2. Approval of the subscription agreement and the issuance of 130,042 of the Company's Series II Preferred
     Shares to Interstate Equipment Leasing, Inc. pursuant thereto.
      ____FOR                  ____AGAINST                 ____ABSTAIN
3. Approval of the issuance to Interstate Equipment Leasing, Inc. of a warrant to purchase 130,042 of the Company's Series II Preferred Shares.
      ____FOR                  ____AGAINST                 ____ABSTAIN
4. In their discretion, the attorneys and proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.
      ____GRANT AUTHORITY                           ____WITHHOLD AUTHORITY
              to vote                                         to vote
                  (Continued and to be signed on reverse side)
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                           (Continued from other side)

         A vote FOR proposals 1, 2, and 3, and granting the proxies discretionary authority is recommended by the Board of Directors of the Company. When properly executed, this proxy will be voted in the manner directed by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR proposals 1, 2, and 3, and, at the discretion of the proxy holder, upon such other matters as may properly come before the meeting or any adjournment thereof. Proxies marked "Abstain" and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

         The undersigned acknowledge(s) receipt of (i) the Notice and Proxy Statement for the Special Meeting of stockholders, (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, and (iii) the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000.


                                                Date______________________, 2001


                                                 -------------------------------
                                                            Signature


                                                -------------------------------
                                                            Signature


                                                              Stockholders
                                                              should date this
                                                              proxy and sign
                                                              here exactly as
                                                              name appears at
                                                              left. If proxy is
                                                              held jointly, both
                                                              owners should sign
                                                              this proxy.
                                                              Executors,
                                                              administrators,
                                                              trustees,
                                                              guardians, and
                                                              others signing in
                                                              a representative
                                                              capacity should
                                                              indicate the
                                                              capacity in which
                                                              they sign.